UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

August 23, 2004
(Date of earliest event reported)

ACE CASH EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20774 (Commission File Number)	75-2142963 (IRS Employer Identification No.)

1231 Greenway Drive, Suite 600 Irving, Texas (Address of principal executive offices)	75038 (Zip Code)

(972) 550-5000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Executive Employment Agreement - Jay B. Shipowitz
Restricted Stock Agreement - Jay B. Shipowitz
Change-in-Control Executive Severance Agreement - Jay B. Shipowitz
Employment Agreement - Donald H. Neustadt
General Release and Covenant Not to Sue - Donald H. Neustadt

Item 1.01. Entry into a Material Definitive Agreement

Employment Agreement and other arrangements with Jay B. Shipowitz

On August 23, 2004, the Board of Directors of Ace Cash Express, Inc. authorized, and ACE entered into, a written Executive Employment Agreement with Jay B. Shipowitz, ACE’s Chief Executive Officer, and two ancillary agreements, a Restricted Stock Agreement and a new Change-in-Control Executive Severance Agreement. All of those agreements are effective as July 1, 2004, the beginning of ACE’s current fiscal year. ACE’s Board, based on the recommendation of its Compensation Committee (composed entirely of independent directors), determined that a written employment agreement with Mr. Shipowitz would provide ACE and its shareholders greater assurance of Mr. Shipowitz’s valuable services.

Under the Employment Agreement:

•	Mr. Shipowitz’s employment as Chief Executive Officer continues through June 30, 2007; and at each July 1, his employment term will automatically renew for another year unless either party has given 90 days’ notice of nonrenewal, in which case the term will expire two years later.

•	Mr. Shipowitz’s compensation consists of (1) an annual base salary of $450,000, subject to annual review by the Compensation Committee, (2) an annual bonus opportunity established by the Compensation Committee, with a target bonus equal to 75% of his annual salary, (3) a grant of 50,000 shares of ACE’s Common Stock as restricted stock, and an opportunity to receive additional grants of up to 200,000 shares of ACE’s Common Stock as restricted stock, in each case under ACE’s 1997 Stock Incentive Plan, as amended (as further described below), and (4) participation in ACE’s employee-benefit plans for senior executive officers and certain other benefits, including an automobile allowance, paid health insurance, a term-life insurance policy with a beneficiary designated by him in an amount equal to three times his annual salary, paid vacation, and a paid club membership.

•	The 50,000 shares of restricted stock vest in installments of 15% of the shares on August 1, 2004 and an additional 17% of the shares on each July 1 thereafter, so long as Mr. Shipowitz remains employed. The Restricted Stock Agreement entered into by ACE and Mr. Shipowitz, with the 1997 Plan, effected and governs that grant.

•	An additional grant of 40,000 shares of restricted stock under the 1997 Plan will be made to Mr. Shipowitz when the closing price of ACE’s Common Stock on The Nasdaq Stock Market first remains at or above each of $33.00, $39.00, $45.00, $51.00, and $57.00 for 30 consecutive days or 30 trading days within a 45-consecutive-trading-day period. Each such grant made on or before July 1, 2006 will vest in installments of 15% one month after the date of grant and 17% on each anniversary of the date of grant, so long as Mr. Shipowitz remains employed; each grant made on or after July 1, 2006 will vest in equal installments one month after the date of grant and on each July 1 thereafter through

July 1, 2011. In addition, upon a change of control of ACE (which is defined as provided in the new Change-in-Control Executive Severance Agreement), Mr. Shipowitz is also entitled to receive the next stock-price-based grant not yet earned, which will vest one month after the date of grant.

•	Unless ACE terminates his employment for Cause (as defined in the Employment Agreement), Mr. Shipowitz will be entitled to severance benefits upon any termination of employment before expiration of the term and before any change of control of ACE. If Mr. Shipowitz’s employment is terminated without Cause or because of his death or permanent disability, he will be entitled to receive continued payments of base salary and continued other benefits under the Employment Agreement (or the cash equivalent thereof) for 24 months, a prorated annual bonus for the year of termination to the extent that the Compensation Committee determines that a bonus would have been payable, and acceleration of vesting of all unvested stock options and all outstanding restricted stock. If Mr. Shipowitz terminates his employment for any (or no) reason, he will be entitled to receive continued payment of base salary and continued benefits under the Employment Agreement (or the cash equivalent thereof) for 18 months. Those severance benefits are conditioned upon Mr. Shipowitz’s delivery of a general release in favor of ACE and compliance with his post-employment restrictive covenants.

•	Mr. Shipowitz is subject to noncompetition and nonsolicitation covenants during his employment and after termination of his employment for 24 months, or for 18 months if he terminates his employment or if ACE terminates his employment for Cause.

The new Change-in-Control Executive Severance Agreement, rather than the Employment Agreement, applies to any termination of Mr. Shipowitz’s employment upon or after any change of control of ACE. It amends and supersedes the previous Change-in-Control Executive Severance Agreement with Mr. Shipowitz. The new agreement amends the previous agreement to (1) make the term correspond with that of the Employment Agreement, rather than being subject to annual termination at the Board’s discretion, (2) remove the previous limitation on the amount or value of severance benefits to avoid any “excess parachute payment” under federal tax laws, and (3) provide for a possible tax gross-up payment to Mr. Shipowitz in addition to his severance benefits. If any severance benefit to Mr. Shipowitz is subject to federal excise taxes, ACE will pay an additional amount so that after the payment of all taxes, Mr. Shipowitz will retain an amount equal to the amount of the excise taxes multiplied by a percentage that varies in accordance with the price of ACE’s Common Stock upon a change in control, as follows:

Per Share Change-in-Control Price	Percentage
Less than $33	0%
$33 to less than $39	25%
$39 to less than $45	50%
$45 to less than $51	75%
$51 or more	100%

In all other material respects, the terms of the new agreement are the same as those of the previous agreement.

Employment and consulting arrangements with Donald H. Neustadt

Also on August 23, 2004, the ACE Board authorized, and ACE entered into, an Employment Agreement with Donald H. Neustadt, ACE’s former Chief Executive Officer, and a General Release and Covenant Not to Sue with Mr. Neustadt, both of which are effective as of July 1, 2004. Mr. Neustadt ceased to be ACE’s Chief Executive Officer on June 30, 2004, but continues to be a director of ACE. The ACE Board, based on the recommendation of its Compensation Committee, determined that the arrangements would be both beneficial and appropriate in light of Mr. Neustadt’s lengthy service to ACE and his extensive knowledge of its business and industry.

Under the Employment Agreement:

•	Mr. Neustadt’s employment as a non-officer, reporting to the Chief Executive Officer, will continue for ACE’s current fiscal year, until June 30, 2005.

•	Mr. Neustadt’s employment compensation consists of an annual salary of $284,000 and participation in certain of ACE’s employee-benefit plans or programs.

•	Mr. Neustadt continues to be subject to the nondisclosure, noncompetition, and nonsolicitation covenants under his Nondisclosure, Noncompetition, Nonsolicitation, and Noninterference Agreement with ACE dated as of November 17, 2003.

•	Unless ACE terminates Mr. Neustadt’s employment because of his uncured material breach of the Employment Agreement or certain other improper actions or omissions by him that are specified in the Employment Agreement, upon termination of employment before June 30, 2005, Mr. Neustadt will be entitled to severance consisting of 72 consecutive monthly installments of $19,125 each. Those severance payments are conditioned upon Mr. Neustadt’s delivery of an Employment Separation Agreement (in the form that is an exhibit to the Employment Agreement) and compliance with his restrictive covenants in his Nondisclosure, Noncompetition, Nonsolicitation, and Noninterference Agreement during the severance period.

The Employment Agreement terminates and supersedes the Change-in-Control Executive Severance Agreement of ACE with Mr. Neustadt.

If Mr. Neustadt remains employed by ACE through June 30, 2005, he and ACE have agreed to enter into a Consulting Agreement (in the form that is an exhibit to his Employment Agreement), under which he will render consulting services to ACE through June 30, 2011, unless the consulting relationship is terminated earlier in accordance with the Consulting Agreement.

Under the Consulting Agreement:

•	ACE will (1) pay Mr. Neustadt a consulting fee of $19,125 per month, (2) during Mr. Neustadt’s life, pay all health insurance premiums for him and his wife, and (3) reimburse Mr. Neustadt’s reasonable out-of-pocket expenses incurred to perform the consulting services.

•	During the consulting period, Mr. Neustadt will be obligated to comply with certain nondisclosure, noncompetition, and nonsolicitation covenants.

•	If the consulting relationship is terminated before the expiration of the term of the Consulting Agreement because of Mr. Neustadt’s death or permanent disability, ACE will be obligated to continue to pay the monthly consulting fees to Mr. Neustadt or his estate. If the consulting relationship terminates because of a change in control of ACE (as defined in the Consulting Agreement), ACE will be obligated to pay Mr. Neustadt a lump-sum amount equal to the sum of all consulting fees that would thereafter have been payable under the Consulting Agreement and an amount equal to the then present actuarial value of the health insurance benefits that would thereafter have been provided during Mr. Neustadt’s life, except that if Mr. Neustadt violates any of his restrictive covenants before June 30, 2011, he will have to repay ACE or its successor certain of those termination amounts (plus interest). ACE will have no obligation to pay any further amounts to Mr. Neustadt if ACE terminates the consulting relationship because of any uncured material breach of the Consulting Agreement by Mr. Neustadt.

The General Release provides for a general release by each of ACE and Mr. Neustadt, in favor of the other and the other’s related persons and entities, of all claims (subject to certain exceptions) regarding Mr. Neustadt’s employment with ACE through June 30, 2004. Neither ACE nor Mr. Neustadt had asserted any claim against the other as of that date.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 23, 2004, ACE’s Board, in accordance with ACE’s Bylaws, increased the size of the Board from seven to eight and elected Robert P. Allyn to fill the newly created vacancy. Mr. Allyn’s election, which was proposed by a majority of ACE’s independent directors, was effected to, among other things, increase the number of ACE’s Board members who are “independent directors” under the rules applicable to Nasdaq National Market issuers. Mr. Allyn will serve on the Board until the next annual meeting of ACE’s shareholders or until his successor is elected and qualified. Mr. Allyn has not been appointed or designated to serve on any committees of ACE’s Board, and no determination has been made as to whether Mr. Allyn will be appointed to any such committee. There are no arrangements or understandings between Mr. Allyn and any other person relating to his election as a director of ACE.

Mr. Allyn, age 44, is President and Chief Executive Officer of Allyn & Company, Inc., a public relations, advertising, public affairs and political media firm he founded 21 years ago, that serves Fortune 500 corporations, industry groups, governmental agencies and political figures in the United States, Mexico, the Caribbean and Asia. In 2002, Allyn & Company, Inc. was acquired by Omnicom Group Inc., a holding company that owns and manages numerous advertising, marketing, specialty communications, and media agencies and companies.

Forward-looking Statements

This Report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings.

Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties and other factors, could cause the actual results to differ materially from these in the forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, matters described in this Report and ACE’s other reports filed with the Securities and Exchange Commission, such as:

•	ACE’s relationships with Republic Bank & Trust Company, with Travelers Express Company, Inc. and its affiliates, and with its lenders;

•	ACE’s relationships with providers of services or products offered by ACE or property used in its operations;

•	federal and state governmental regulation of check cashing, short-term consumer lending and related financial services businesses;

•	any litigation regarding ACE’s short-term consumer lending activities;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement ACE’s growth strategy;

•	increases in interest rates, which would increase ACE’s borrowing costs;

•	the fragmentation of the check cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer services offered by ACE;

•	the terms and performance of third-party services offered at ACE’s stores; and

•	customer demand and response to services offered at ACE’s stores.

ACE expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of ACE’s Common Stock.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation S-K:

10.1	Executive Employment Agreement dated to be effective as of July 1, 2004, between ACE and Jay B. Shipowitz.

10.2	Restricted Stock Agreement dated to be effective as of July 1, 2004, between ACE and Jay B. Shipowitz.

10.3	Change-in-Control Executive Severance Agreement dated to be effective as of July 1, 2004, between ACE and Jay B. Shipowitz.

10.4	Employment Agreement dated to be effective as of July 1, 2004, between ACE and Donald H. Neustadt.

10.5	General Release and Covenant Not to Sue dated to be effective as of June 30, 2004 between ACE and Donald H. Neustadt.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.
Dated: August 27, 2004	By:	/s/ WALTER E. EVANS
Walter E. Evans
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement dated to be effective as of July 1, 2004, between ACE and Jay B. Shipowitz

10.2	Restricted Stock Agreement dated to be effective as of July 1, 2004, between ACE and Jay B. Shipowitz

10.3	Change-in-Control Executive Severance Agreement dated to be effective as of July 1, 2004, between ACE and Jay B. Shipowitz

10.4	Employment Agreement dated to be effective as of July 1, 2004, between ACE and Donald H. Neustadt.

10.5	General Release and Covenant Not to Sue dated to be effective as of June 30, 2004 between ACE and Donald H. Neustadt.